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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report and to all references to our firm included in or made a part of Source Media Inc.'s Form S-4 to register its 12% Senior Secured Notes due 2004.

                                            ARTHUR ANDERSEN LLP

December 10, 1997,
Kansas City, Missouri